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                                                                EXHIBIT 4 (g)(3)

                                                                  EXECUTION COPY






                                 DEED OF CHARGE,


                            dated 17 December, 1998,


                                     between


                         CREDIT ACCEPTANCE CORPORATION,

                                 as the Chargor,


                                       and


                                 COMERICA BANK,

                             as the Collateral Agent









                              MAYER, BROWN & PLATT
                               Bucklersbury House
                             3 Queen Victoria Street
                                 London EC4N 8EL

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THIS DEED OF CHARGE is made on 17 December, 1998
BETWEEN:

(1)      CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (the "Chargor");
         and

(2) COMERICA BANK, a bank organised and existing under the laws of Michigan, as agent for the benefit of the Lenders, the Noteholders and the Future Debt Holders (in such capacity, the "Collateral Agent").

WHEREAS:

(A) The Chargor, Comerica Bank and the other financial institutions signatory thereto, each as "Banks" thereunder (and, in the case of Comerica Bank, in its separate additional capacity as "Issuing Bank" thereunder) (together with any Successor Lenders party thereto from time to time, collectively the "Lenders"), entered into that certain Second Amended and Restated Credit Agreement dated as of December 4, 1996, as amended by First Amendment and Consent dated as of June 4, 1997, Second Amendment dated as of December 12, 1997, Third Amendment dated as of May 11, 1998 and Fourth Amendment dated as of July 30, 1998 by and among the Chargor, the financial institutions from time to time parties thereto and Comerica Bank, as Agent (said credit agreement, as further amended, restated or otherwise modified from time to time, the "Existing Credit Agreement" and together with any Successor Credit Agreement, the "Credit Agreement").

(B) The Chargor entered into the separate note purchase agreements with the 1994 Noteholders dated as of October 1, 1994 (collectively, as amended by First Amendment to Note Purchase Agreement dated as of November 15, 1995, Second Amendment to Note Purchase Agreement dated as of August 29, 1996, Third Amendment to Note Purchase Agreement dated as of December 12, 1997 and Fourth Amendment to Note Purchase Agreement dated as of July 1, 1998, and as further amended, restated or otherwise modified from time to time, the "1994 Note Agreements"), pursuant to which the First Amended and Restated 9.12% Senior Notes due November 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1994 Senior Notes") are outstanding.


(C) The Chargor entered into the separate note purchase agreements with the 1996 Noteholders dated as of August 1, 1996 (collectively, as amended by First Amendment to Note Purchase Agreement dated as of December 12, 1997 and Second Amendment to Note Purchase Agreement dated as of July 1, 1998 and as further amended, restated or otherwise modified from time to time, the "1996 Note Agreements"), pursuant to which the First Amended and Restated 8.24% Senior Notes due July 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1996 Senior Notes") are outstanding.

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(D)      The Chargor entered into the separate note purchase agreements with the
         1997 Noteholders dated as of March 25, 1997 (collectively, as amended by the First Amendment to Note Purchase Agreement dated as of December 12, 1997 and the Second Amendment to Note Purchase Agreement dated as of July 1, 1998, and as further amended, restated or otherwise modified from time to time, the "1997 Note Agreements") pursuant to which the First Amended and Restated 8.02% Senior Notes due October 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1997 Senior Notes") are outstanding.

(E) Pursuant to Section 7.23 of the Existing Credit Agreement, the Lenders have required that the Chargor grant (or cause to be granted) certain liens and security interests to the Collateral Agent, as contractual representative for the benefit of the Lenders, the Noteholders, and the Future Debt Holders, all to secure the obligations of the Chargor under the Credit Documents, the obligations of the Chargor under the Noteholder Documents and the obligations of the Chargor under the Future Debt Documents.

(F) The Lenders and the Noteholders have consented to the transactions contemplated hereby and by the Security Documents, and the Lenders and the Noteholders have agreed that the Chargor's obligations under the Credit Agreement, the Note Agreements and the Future Debt Documents shall be equally and ratably secured pursuant to this Deed and the other Security Documents.

(G) The Chargor has directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement, the Note Agreements and the Future Debt Documents and has consented to the execution and delivery of that certain Intercreditor Agreement among the Collateral Agent, the Lenders (including Comerica Bank), the Noteholders and the Future Debt Holders, dated as of 15 December 1998 (as amended from time to time according to the terms thereof, the "Intercreditor Agreement").

(H) The Lenders, the Noteholders and the Collateral Agent have entered into the Intercreditor Agreement to define the rights, duties, authority and responsibilities of the Collateral Agent, acting on behalf of such parties regarding the Charged Property (as defined below), and the relationship among the parties regarding their equal and ratable interests in the Charged Property.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

         1.       DEFINED TERMS; INTERPRETATION

                  (a) In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:

         "Charged Property" means all the assets, property and rights charged to the Collateral Agent by the Chargor pursuant to Section 3 of this Deed;






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         "Chargor" is defined in the preamble;

         "Collateral Agent" is defined in the preamble;

         "Deed" means this Deed of Charge, as amended, modified or supplemented from time to time;

         "Initial Shares" is defined in Section 3.1(a);

         "Issuer" means Credit Acceptance Corporation UK Limited, a company organised and existing under the laws of England;

         "Lien" means any mortgage, charge, pledge, hypothecation, assignment by way of security, deposit agreement, encumbrance, lien (statutory or otherwise), title retention, finance lease, factoring or discounting of debts or other security interest on or over present or future assets of the Person concerned securing any obligation of any Person or any other type of preferential or trust arrangement having a similar effect, including any such security interest which arises or is imposed by operation of law;

         "Non-Charged Shares" means all those shares of the Issuer owned or at any time and from time to time acquired by the Chargor which are not Shares charged pursuant hereto;

         "Percentage Limitation" means the lesser of (i) all of the shares of the Issuer owned or at any time and from time to time acquired by the Chargor or any of its Subsidiaries and (ii) sixty-five percent (65%) of the aggregate share capital of the Issuer at any time or from time to time issued and outstanding (determined in accordance with Section 956 of the Internal Revenue Code of the United States of America, as amended from time to time);

         "Receiver" means any one or more administrative receivers, receivers and managers, administrators, liquidators or other insolvency officers appointed in any jurisdiction or (if the Collateral Agent so specifies in the relevant appointment) any such officers appointed by the Collateral Agent pursuant to this Deed in respect of the Chargor or over all or any of the Charged Property;

         "Rights" is defined in Section 14(b);

         "Shares" is defined in Section 3(b);

         "Transfer Form" means a stock transfer form or other appropriate instrument of transfer executed by the Chargor as transferor and left undated and with details of the transferee left blank but with details of the transferor and the number and class of shares or securities completed.

                  (b)  In this Deed:

                       (i) the parties hereto intend that this document shall take effect as a deed;






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                           (ii) references to the "Chargor", the "Collateral
                  Agent", the "Issuer" and any other person referred to in this Deed shall be construed so as to include their respective successors and permitted transferees and assigns in accordance with their respective interests;

                           (iii) capitalised terms used but not defined in this
                  Deed (including the preamble hereto) have the same meanings as in the Intercreditor Agreement; and

                           (iv) this Deed is a Financing Agreement and shall be
                  interpreted and construed in accordance with the terms and provisions of the Intercreditor Agreement.

         2.       COVENANT TO PAY

         The Chargor covenants with the Collateral Agent that it will pay the Benefited Obligations as and when the same fall due for payment.

         3.       CHARGING SECTION

         As a continuing security for the payment and discharge of all Benefited Obligations, the Chargor hereby charges and assigns, with full title guarantee, in favour of the Collateral Agent (to the intent that the security hereby created shall be a continuing security in favour of the Collateral Agent in its capacity as such) the following property and rights, both present and future, from time to time owned by the Chargor or in which the Chargor is from time to time interested:

                  (a) by way of first fixed charge, all the shares described in
         Schedule I hereto (the "Initial Shares"), all of the certificates and/or instruments representing such shares and all cash, distributions, dividends, rights, allotments, accretions, benefits and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (whether by way of conversion, redemption, bonus, preference, option or otherwise);

                  (b) by way of first fixed charge, all additional shares of the Issuer at any time and from time to time acquired by the Chargor (collectively with the Initial Shares, the "Shares") in any manner (provided that the aggregate percentage of the share capital of the Issuer encumbered by any and all charges granted in favour of the Collateral Agent by the Chargor or any of its Subsidiaries pursuant hereto shall not at any time exceed the Percentage Limitation), all of the certificates and/or instruments representing such additional shares, and all cash, distributions, dividends, rights, allotments, accretions, benefits and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (whether by way of conversion, redemption, bonus, preference, option or otherwise);






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                  (c) by way of first fixed charge, all other property hereafter delivered to the Collateral Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, distributions, dividends, rights, allotments, accretions, benefits and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof (whether by way of conversion, redemption, bonus, preference, option or otherwise); and

                  (d) by way of first fixed charge, all products and proceeds of all of the foregoing.

         The Collateral Agent shall hold the benefit of the covenants, charges and other undertakings given by the Chargor pursuant to this Deed upon trust for the Lenders, the Noteholders and the Future Debt Holders and the Collateral Agent, provided that the sole obligations of the Collateral Agent and of any Agent-Related Persons to the Lenders, the Noteholders and the Future Debt Holders shall be those set out in the Intercreditor Agreement (including, without limitation, Section 8 thereof) and neither the Collateral Agent nor any Agent-Related Persons shall be deemed to be a fiduciary hereunder.

         4.       DELIVERY

         The Chargor agrees to deliver to the Collateral Agent, forthwith upon execution of this Deed (in connection with the Initial Shares) and from time to time (in connection with any other Shares), all share certificates and documents of title relating to the Shares together with Transfer Form(s) relating to all such Shares and covenants with the Collateral Agent to deliver to it all other share certificates, documents of title and Transfer Forms relating to the Charged Property which may at any time come into the possession or control of the Chargor; and prior to the delivery thereof to the Collateral Agent, the Chargor will hold all such certificates, documents of title and Transfer Forms on trust for the Collateral Agent.

         5.       REPRESENTATIONS AND WARRANTIES

         The Chargor represents and warrants to the Collateral Agent on the date of this Deed and shall be deemed to have represented and warranted on each date when any Benefited Obligations is outstanding, in each case in the terms set out below:

                  (a) the Chargor is (or at the time of any future delivery, charge, assignment or transfer will be) the owner of the Charged Property with full title guarantee thereto, free and clear of all Liens, other than the security created hereunder;

                  (b) the charges and assignments constituted by this Deed create a valid first ranking charge over and, as the case may be, assignment of the Charged Property in favour of the Collateral Agent;

                  (c) all the Shares are (and all Shares which in the future become subject to charge hereunder will be) duly authorised, validly issued, fully paid, non-assessable and






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         not subject to any Lien or restriction on transfer imposed under the constitutional documents of the Issuer or otherwise;

                  (d) the information contained in Schedule I hereto in connection with the Initial Shares is true and accurate in all respects; and

                  (e) the Chargor is not unable to pay its debts as they fall due and is not otherwise insolvent.

         6.       NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS

         During the continuance of the security constituted by this Deed, and without prejudice to the provisions of the Intercreditor Agreement and the other Financing Agreements, the Chargor will not (without the prior consent in writing of the Collateral Agent):

                  (a) create or agree or attempt to create or permit to subsist (in favour of any person other than the Collateral Agent) any Lien over the whole or any part of the Charged Property or of the Non-Charged Shares or agree (whether on a contingent basis or otherwise) to do so; or

                  (b) (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of or cease to exercise direct control over all or any part of the Charged Property or of the Non-Charged Shares or any interest therein or the right to receive or to be paid the proceeds arising on the disposal of the same, or agree or attempt to do so; or

                  (c) dispose of the equity of redemption in respect of all or any part of the Charged Property or of the Non-Charged Shares; or

                  (d) except with the written consent of the Collateral Agent, permit the Issuer to issue to any of the Chargor's other Subsidiaries any shares in addition to or in substitution for the Shares or the Non-Charged Shares unless, concurrently with each issuance thereof, any and all such shares are charged in favour of the Collateral Agent pursuant to a deed of charge substantially in the form of this Deed; provided that the aggregate percentage of the share capital of the Issuer required to be encumbered by any and all charges granted in favour of the Collateral Agent by the Chargor or any of its Subsidiaries pursuant hereto shall not exceed the Percentage Limitation.

         7.       OTHER UNDERTAKINGS

                  (a) The Chargor will furnish the Collateral Agent with such information concerning the Charged Property and the Non-Charged Shares as the Collateral Agent may from time to time reasonably request, and will permit the Collateral Agent from time to time during business hours and on reasonable notice (or at any time without notice during the existence of an Event of Default), to inspect, audit and make copies of and






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         extracts from all records and all other papers in the possession of the
         Chargor which pertain to the Charged Property and/or the Non-Charged Shares.

                  (b) The Chargor will not do or cause or permit to be done anything (including, without limitation, by way of any exercise of its rights under Section 8) which may in any way depreciate, jeopardise or otherwise prejudice the value to the Collateral Agent of the Charged Property or the security constituted by this Deed; provided that, so long as no Event of Default (both before and after giving effect thereto) has occurred and is continuing, the Chargor may receive, retain and dispose of any and all lawful dividends and cash distributions payable in respect of the Charged Property; and further provided that this undertaking will only relate to matters affecting the Charged Property and no breach of this undertaking shall arise as a result of any general deterioration in the financial condition of the Issuer arising as a consequence of any action or omission of the Chargor or the Issuer in relation to the business or assets of the Issuer.

                  (c) The Chargor hereby declares and agrees that:

                           (i) this Deed shall be held by the Collateral Agent
                  as a continuing security and shall not be satisfied by any intermediate payment or satisfaction of any part of the Benefited Obligations and shall remain in full force and effect until all Benefited Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Collateral Agent;

                           (ii) the Collateral Agent shall not be bound to
                  enforce any guarantee or security or proceed to take any other steps against any other Person before enforcing this Deed; and

                           (iii) this Deed shall be in addition to, and not in
                  substitution for, any other rights which the Collateral Agent or any Lender, Noteholder or Future Debt Holder may now or hereafter have under or by virtue of any guarantee or security or agreement or any Lien or by operation of law or under any collateral or other security now or hereafter held by the Collateral Agent or any Lender, Noteholder or Future Debt Holder or to which the Collateral Agent or any Lender, Noteholder or Future Debt Holder may be entitled.

                  (d) Any settlement or discharge under this Deed between the Collateral Agent and the Chargor shall be conditional upon no security or payment to the Collateral Agent or any Lender, Noteholder or Future Debt Holder by the Chargor or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force, and if such condition is not satisfied (but without limiting the other rights of the Collateral Agent or any Lender, Noteholder or Future Debt Holder hereunder or under applicable law) such settlement or discharge shall be of no effect and the security created by this Deed shall remain and/or shall be reinstated in full force and effect as if such settlement or discharge had not occurred and the Collateral Agent shall, on behalf of the Lenders, the Noteholders and the Future Debt Holders, be entitled to recover from








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         the Chargor on demand the value of the security or payment so avoided, set-aside, refunded or reduced.

         8.       VOTING RIGHTS AND DIVIDENDS

                  (a) So long as no Event of Default (both before and after giving effect thereto) has occurred and is continuing, the Chargor shall, subject to clause (b) of Section 7, be entitled to exercise any and all voting or consensual rights and powers attaching to the Charged Property.

                  (b) So long as no Event of Default (both before and after giving effect thereto) has occurred and is continuing, the Chargor shall, subject to clause (b) of Section 7, be entitled to receive and retain any and all lawful dividends and cash distributions payable in respect of the Charged Property.

                  (c) Upon the occurrence of an Event of Default, and for so long as the same shall be continuing, all rights, powers and entitlements which the Chargor is entitled to exercise pursuant to clause (a) or (b) will immediately be suspended until such Event of Default shall no longer exist, and all such rights, powers and entitlements will thereupon become vested in the Collateral Agent so that the Collateral Agent has the sole and exclusive authority to exercise such rights and powers and to receive such dividends and distributions. All money and other property paid over to or received by the Collateral Agent pursuant to this Section 8 will be retained by it as additional Charged Property and applied in accordance with the provisions of this Deed and the Intercreditor Agreement.

         9.       COMPLETION OF TRANSFER FORMS

                  (a) At any time on or following the occurrence of an Event of Default so long as such Event of Default is continuing, the Collateral Agent may complete the Transfer Forms delivered to it hereunder in favour of itself as transferee or in favour of such other nominee as it may select.

                  (b) At any time when any Charged Property is registered in or transferred into the name of the Collateral Agent or its nominee, neither the Collateral Agent nor such nominee will be under any duty to ensure that any dividends or distributions relating to the Charged Property are duly paid or received or to exercise, defend or take any action with respect to any voting, consensual or other rights or powers attaching to the Charged Property including rights which are by way of bonus, preference, option, warrant or otherwise.

         10.      FURTHER ASSURANCES; POWER OF ATTORNEY

                  (a) The Chargor hereby undertakes with the Collateral Agent to take such further acts, enter into such other instruments or documents and otherwise perform such action as may be necessary or as the Collateral Agent may otherwise reasonably request








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         to more fully give effect to the security granted hereunder and any other provision of this Deed.

                  (b) The Chargor hereby irrevocably and by way of security appoints the Collateral Agent and each Receiver appointed hereunder and each of their delegates severally as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect and complete and do any deed, agreement, instrument, Transfer Form or other act or thing which the Chargor ought to execute and do under the terms of this Deed or which may otherwise be required or deemed proper by the Collateral Agent for the purposes of this Deed and the Chargor hereby covenants to ratify and confirm all acts and things done by such attorney. The power of attorney hereby granted is as regards the Collateral Agent and its delegates (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Deed to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Power of Attorney Act 1971, and shall be exercisable upon the occurrence and during the continuance of any Event of Default.

         11.      ENFORCEMENT

                  (a) The restrictions on the consolidation of mortgages imposed by Section 93 of the Law of Property Act 1925 will not apply to this Deed or any security granted pursuant to this Deed.

                  (b) Section 103 of the Law of Property Act 1925 will not apply to this Deed, which shall immediately become enforceable and the power of sale and other powers conferred by Section 101 of such Act (as varied or extended by this Deed) will be immediately exercisable at any time after an Event of Default has occurred.

                  (c) The powers conferred on mortgagees or receivers by the Law of Property Act 1925 and under the Insolvency Act 1986 (as the case may be) will apply to this Deed except insofar as they are expressly or impliedly excluded and if there is any ambiguity or conflict between the powers contained in such Acts and those contained in this Deed, those contained in this Deed will prevail.

                  (d) At any time after the security constituted by this Deed has become enforceable or if so requested by the Chargor, the Collateral Agent may by writing under hand signed by any officer or manager of the Collateral Agent appoint any person (or persons) to be a Receiver of all or any part of the Charged Property.

                  (e) Any powers conferred upon mortgagees or chargees by the Law of Property Act 1925 as hereby varied or extended and all or any rights conferred by this Deed on a Receiver (whether expressly or impliedly) may be exercised by the Collateral Agent without further notice to the Chargor at any time after the security constituted by this Deed has become enforceable and the Collateral Agent may exercise







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         such rights and powers irrespective of whether it has taken possession of or has appointed a Receiver in respect of the Charged Property.

                  (f) For the purpose of or pending the discharge of any of the Benefited Obligations, the Collateral Agent may, subject to the terms and conditions of the Intercreditor Agreement, convert any moneys received, recovered or realised in any currency under this Deed (including the proceeds of any previous conversion under this paragraph) from their existing currency of denomination into any other currency at such rate or rates of exchange and at such time as the Collateral Agent thinks fit and shall effect such conversion in such a manner as to minimise the number of currencies to be converted to the extent reasonably practicable.

         12.      RECEIVER

                  (a) Any Receiver appointed hereunder will be the agent of the Chargor and the Chargor will be solely responsible for his acts and defaults and for his remuneration and will be liable on any contracts entered into by him.

                  (b) Any Receiver appointed under this Deed will have power, in addition to the powers conferred by the Law of Property Act 1925 and
         Schedule 1 of the Insolvency Act 1986 (which are incorporated into this Deed), and notwithstanding the liquidation of the Chargor, to take possession, collect and get in all or any part of the Charged Property and for that purpose to take any proceedings in the name of the Chargor or otherwise, generally to manage the Charged Property, to make any arrangement or enter into or cancel any contracts relating to the Charged Property, to insure or increase insurance in respect of the Charged Property, to exercise all voting or other rights attaching to the Charged Property in such manner as he may think fit, to redeem any prior liens, to appoint and discharge employees and professionals appointed in relation to the protection of the Charged Property on such terms as he may think fit, to prosecute, enforce and discontinue all proceedings in the name of the Chargor in relation to the Charged Property, and to do all such other acts and things (including, without limitation, execution of all documents) as may be considered by the Receiver to be conducive to any of the matters or powers set out above and to use the name of the Chargor for such purposes.

                  (c) The Collateral Agent may by written notice from time to time remove any Receiver and appoint a new Receiver in his place and may from time to time fix the remuneration of any such Receiver.

                  (d) Sections 109(6) and (8) of the Law of Property Act 1925 will not apply to a Receiver appointed under this Deed.

                  (e) Any money recovered by the Collateral Agent or any Receiver pursuant to this Deed may be kept by them in a separate suspense account for so long and in such manner as they may think fit prior to application in accordance with the terms of this Deed.










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                  (f) All monies received by the Collateral Agent or any
         Receiver appointed hereunder shall be applied by it or him in the following order:

                           (i) in payment of the costs, charges and expenses
                  incurred, and payments made, by the Collateral Agent and/or any Receiver in connection with this Deed (including the payment of any preferential debts);

                           (ii) in payment of remuneration to the Receiver at
                  such rates as may be agreed between him and the Collateral Agent at or any time after his appointment;

                           (iii) in or towards satisfaction of the Benefited
                  Obligations (in such order (subject to the terms of the Intercreditor Agreement) as the Collateral Agent shall require); and

                           (iv) the surplus (if any) shall be paid to the
                  Chargor or other person entitled to it.

         13.      PROTECTION OF THIRD PARTIES

         No purchaser from, or other person dealing with, the Collateral Agent and/or any Receiver will be obliged or concerned to enquire whether the right of the Collateral Agent or any Receiver to exercise any of the powers conferred by this Deed has arisen or become exercisable or whether any of the Benefited Obligations remains outstanding and the receipt of the Collateral Agent or any Receiver shall be an absolute and complete discharge to any such purchaser and will relieve such purchaser of any obligation to see to the application of any monies paid to or by the direction of the Collateral Agent or any Receiver.

         14.      THE COLLATERAL AGENT'S REMEDIES

                  (a) The rights, powers and remedies provided in this Deed are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

                  (b) No failure on the part of the Collateral Agent or any Agent-Related Persons to exercise, or delay on its part in exercising, any of its rights, powers and remedies provided by this Deed or by law (collectively the "Rights") shall operate as a waiver thereof, nor shall any single or partial exercise of any of the Rights preclude any further or other exercise of that one of the Rights concerned or the exercise of any other of the Rights.

                  (c) The Chargor hereby agrees to indemnify the Collateral Agent and any Agent-Related Persons against all losses, actions, claims, costs, charges, expenses and liabilities incurred by the Collateral Agent and any Agent-Related Persons (including any substitute delegate attorney) in relation to this Deed or the Benefited Obligations (including, without limitation, the costs, charges and expenses incurred in the carrying








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         into effect of this Deed or in the exercise of any of the rights, remedies and powers conferred on the Collateral Agent hereby or in the perfection or enforcement of the security constituted hereby or pursuant hereto) or occasioned by any breach by the Chargor of any of its covenants or obligations to the Collateral Agent and any Agent-Related Persons under this Deed. The Chargor shall so indemnify the Collateral Agent on demand.


         15.      THE COLLATERAL AGENT'S DISCRETION

                  (a) Subject to the terms and conditions of the Intercreditor Agreement, any liberty or power which may be exercised or any determination which may be made hereunder by the Collateral Agent may be exercised or made in the reasonable discretion of the Collateral Agent.

                  (b) A certificate by an officer of the Collateral Agent (i) as to the amount for the time being due to the Collateral Agent or any Lender, Noteholder or Future Debt Holder under any Financing Agreement and (ii) as to any sums payable to the Collateral Agent or any Lender, Noteholder or Future Debt Holder hereunder, shall (save in the case of manifest error) be conclusive and binding upon the Chargor for all purposes.

         16.      AMENDMENTS

         No amendment or waiver of any provision of this Deed and no consent to any departure by the Chargor therefrom shall in any event be effective unless the same shall be in writing and signed or approved in writing by the Collateral Agent in accordance with the provisions of the Intercreditor Agreement and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event of any conflict between this Deed and the Intercreditor Agreement or any of the other Financing Agreements, the provisions of the Intercreditor Agreement or the relevant Financing Agreement shall prevail.

         17.      NOTICES

         All notices and other communications provided to any party hereto in connection with this Deed shall be in writing and the provisions of Section 11(a) of the Intercreditor Agreement are hereby incorporated into this Deed with all necessary consequential changes.

         18.      RIGHTS AND REMEDIES CUMULATIVE; WAIVERS

                  (a) The rights and remedies of the Collateral Agent provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

                  (b) A waiver given or consent granted by the Collateral Agent under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

         19.      INVALIDITY OF ANY PROVISION

         If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not be affected or impaired in any way.

         20.      ASSIGNMENT

         The Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Deed in accordance with and subject to the terms of the Intercreditor Agreement. The Chargor may not at any time assign or otherwise transfer any of its rights or obligations under this Deed.

         21.      NOTICE OF SUBSEQUENT CHARGE

         If the Collateral Agent receives notice of any subsequent Lien affecting any part of the Charged Property, it may open a new account for the Chargor in its books and if it does not do so then it will, as from the time of receipt of such notice, automatically be treated as if all payments made to it by the Chargor have been credited to a new account of the Chargor and not as having been applied in reduction of the Benefited Obligations.

         22.      PERPETUITY PERIOD

         For purposes of the Perpetuity and Accumulations Act 1964 the duration period of any trust established pursuant to this Deed shall be eighty (80) years from the date of this Deed.

         23.      NO WAIVER

         The obligations of the Chargor contained in this Deed will not be affected by any act, omission or circumstance which (save for this provision) may operate so as to release or otherwise exonerate the Chargor from its obligations hereunder or otherwise affect any such obligation, including:

                  (a) any time, indulgence or waiver granted to or composition made with any obligor in respect of the Benefited Obligations or any other person;

                  (b) the taking, variation, compromise, renewal or release of or failure to enforce any rights, remedies or securities against or granted by any obligor in respect of the Benefited Obligations or any other person;

                  (c) any legal limitation, disability, incapacity or other circumstance relating to any obligor in respect of the Benefited Obligations or any other person or any variation of the terms of this Deed or any other document (including the other Financing Agreements); or

                  (d) any other act, omission or circumstance which might otherwise adversely affect any of the obligations of the Chargor hereunder.

         No failure or delay by the Collateral Agent or any Agent-Related Persons in exercising any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         24.      COUNTERPARTS

         This Deed may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

         25.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

                  (a) LAW: This Deed and all matters and disputes relating hereto shall be governed and construed in accordance with English law.

                  (b) JURISDICTION: The Chargor irrevocably agrees for the benefit of the Collateral Agent that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. The submission to the courts of England referred to in the preceding sentence of this clause
         (b) shall not limit the right of the Chargor to take proceedings in connection with any agreement relating to the Benefited Obligations to which it is a party and which is not governed by English law in any other court of competent jurisdiction.

                  (c) FORUM: The Chargor irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

                  (d) NON-EXCLUSIVE: The submission to the jurisdiction of the courts referred to in clause (b) shall not (and shall not be construed so as to) limit the right of the Collateral Agent to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

                  (e) PROCESS AGENT: The Chargor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to it at c/o Credit Acceptance Corporation UK Limited, Burfree House, Teville Road, Worthing, West Sussex BN11 1UG, England, or, if different, the principal place of business of Credit Acceptance Corporation UK Limited in England for the time being.

                  (f) WAIVER OF IMMUNITY: To the extent that the Chargor may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

         IN WITNESS whereof the parties hereto have caused this Deed to be duly executed, sealed where appropriate, and delivered as at the day and year first before written.


THE CHARGOR                                 )
                                            )
SIGNED AND SEALED                           )
as a DEED                                   )        /S/ Brett A. Roberts
for and on behalf of                        )
CREDIT ACCEPTANCE                           )
CORPORATION                                 )


THE COLLATERAL AGENT                        )
                                            )
SIGNED as a DEED                            )
for and on behalf of                        )
COMERICA BANK, as Collateral                )        /S/ Michael P. Stapleton
Agent for and on behalf of                  )
the Lenders, the Noteholders and            )
the Future Debt Holders                     )



ACKNOWLEDGED this 17th day of December 1998


for and on behalf of                        )
CREDIT ACCEPTANCE                           )        /S/ Brett A. Roberts
CORPORATION UK LIMITED                      )

                                                    SCHEDULE I



                                                                              Charged Shares as %             Total Shares
                              Share                   No. of                  of Total Shares                 of Issues
Issuer                        Certificate No.         Charged Shares          Issued and Outstanding          Outstanding
------                        ---------------         --------------          ----------------------          -----------
Credit Acceptance             4                       130 Shares                             65%              200 Shares
Corporation UK Limited





























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